EXHIBIT 2.1


                   MERGER AGREEMENT AND PLAN OF REORGANIZATION



                          DATED AS OF NOVEMBER 27, 2001

                                 BY AND BETWEEN




                          USA Dealers Auction.com, Inc.


                                       and


                          Brands Shopping Network, Inc.

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I        ..............................................................1
THE MERGER       ..............................................................1
   SECTION 1.1   THE MERGER....................................................1
   SECTION 1.2   EFFECTIVE TIME OF THE MERGER..................................1
   SECTION 1.3   NAME CHANGE...................................................2
   SECTION 1.4   ARTICLES OF INCORPORATION; BYLAWS.............................2
   SECTION 1.5   DIRECTORS AND OFFICERS........................................2
ARTICLE II       ..............................................................2
CONVERSION AND PURCHASE OF SHARES..............................................2
   SECTION 2.1   CONVERSION OF BRANDS SHARES IN THE MERGER.....................2
   SECTION 2.2   EXCHANGE OF CERTIFICATES......................................2
   SECTION 2.3   CANCELLATION OF OPTIONS AND WARRANTS..........................3
   SECTION 2.4   NO FRACTIONAL SECURITIES......................................3
   SECTION 2.5   DISSENTING SHARES.............................................3
   SECTION 2.6   NO FURTHER OWNERSHIP RIGHTS IN BRANDS CAPITAL STOCK...........4
   SECTION 2.7   DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE.................4
   SECTION 2.8   TAX AND ACCOUNTING CONSEQUENCES...............................4
   SECTION 2.9   CLOSING.......................................................4
ARTICLE III      ..............................................................6
REPRESENTATIONS AND WARRANTIES OF BRANDS.......................................6
   SECTION 3.1   ORGANIZATION AND QUALIFICATION................................6
   SECTION 3.2   CAPITALIZATION................................................6
   SECTION 3.3   AUTHORITY; NON-CONTRAVENTION; APPROVALS.......................6
   SECTION 3.4   REPORTS AND FINANCIAL STATEMENTS..............................7
   SECTION 3.5   ABSENCE OF UNDISCLOSED LIABILITIES............................8
   SECTION 3.6   ABSENCE OF CERTAIN CHANGES OR EVENTS..........................8
   SECTION 3.7   LITIGATION....................................................8
   SECTION 3.8   NO VIOLATION OF LAW...........................................8
   SECTION 3.9   MATERIAL AGREEMENTS, CONTRACTS AND COMMITMENTS................9
   SECTION 3.10  TAX MATTERS..................................................10
   SECTION 3.11  EMPLOYEE BENEFIT PLAN; ERISA.................................12
   SECTION 3.12  INVESTMENT COMPANY ACT.......................................12
   SECTION 3.13  LABOR CONTROVERSIES..........................................12
   SECTION 3.14  INTERESTED PARTY TRANSACTIONS................................13
   SECTION 3.15  INSURANCE....................................................13
   SECTION 3.16  REPRESENTATIONS COMPLETE.....................................13
ARTICLE IV       .............................................................14
REPRESENTATIONS AND WARRANTIES OF USA DEALERS.................................14
   SECTION 4.1   ORGANIZATION AND QUALIFICATION...............................14
   SECTION 4.2   CAPITALIZATION...............................................14

   SECTION 4.3   AUTHORITY; NON-CONTRAVENTION; APPROVALS......................15
   SECTION 4.4   REPORTS AND FINANCIAL STATEMENTS.............................16
   SECTION 4.5   ABSENCE OF UNDISCLOSED LIABILITIES...........................16
   SECTION 4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS.........................16
   SECTION 4.7   LITIGATION...................................................16
   SECTION 4.8   NO VIOLATION OF LAW..........................................16
   SECTION 4.9   MATERIAL AGREEMENTS, CONTRACTS AND COMMITMENTS...............17
   SECTION 4.10  TAX MATTERS..................................................18
   SECTION 4.11  EMPLOYEE BENEFIT PLAN; ERISA.................................20
   SECTION 4.12  INVESTMENT COMPANY ACT.......................................20
   SECTION 4.13  LABOR CONTROVERSIES..........................................20
   SECTION 4.14  ENVIRONMENTAL MATTERS........................................20
   SECTION 4.15  INSURANCE....................................................21
   SECTION 4.16  REPRESENTATIONS COMPLETE.....................................21
ARTICLE V        .............................................................22
CONDUCT PRIOR TO THE EFFECTIVE TIME...........................................22
   SECTION 5.1   CONDUCT OF BUSINESS OF USA DEALERS AND BRANDS................22
ARTICLE VI       .............................................................22
ADDITIONAL AGREEMENTS ........................................................22
   SECTION 6.1   ACCESS TO INFORMATION........................................22
   SECTION 6.2   BRANDS AND THE BRANDS PRINCIPAL STOCKHOLDERS' APPROVAL.......23
   SECTION 6.3   USA DEALERS' SHAREHOLDERS' APPROVAL..........................23
   SECTION 6.4   EXPENSES.....................................................24
   SECTION 6.5   AGREEMENT TO COOPERATE.......................................24
   SECTION 6.6   PUBLIC STATEMENTS............................................24
   SECTION 6.7   INDEMNIFICATION..............................................24
ARTICLE VII      .............................................................25
CONDITIONS       .............................................................25
   SECTION 7.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...25
   SECTION 7.2   CONDITIONS TO OBLIGATION OF USA DEALERS TO EFFECT THE MERGER.25
   SECTION 7.3   CONDITIONS TO OBLIGATION OF BRANDS TO EFFECT THE MERGER......26
ARTICLE VIII     .............................................................26
POST-CLOSING AGREEMENTS.......................................................26
   SECTION 8.1   POST CLOSING AGREEMENTS......................................26
ARTICLE IX       .............................................................27
TERMINATION, AMENDMENT AND WAIVER.............................................27
   SECTION 9.1   TERMINATION..................................................27
   SECTION 9.2   EFFECT OF TERMINATION........................................28
   SECTION 9.3   AMENDMENT....................................................28
   SECTION 9.4   WAIVER.......................................................28
ARTICLE X        .............................................................28
GENERAL PROVISIONS ...........................................................28
   SECTION 10.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................28
   SECTION 10.2  BROKERS......................................................28
   SECTION 10.3  NOTICES......................................................28

   SECTION 10.4  INTERPRETATION...............................................29
   SECTION 10.5  MISCELLANEOUS................................................29
   SECTION 10.6  COUNTERPARTS.................................................29
   SECTION 10.7  PARTIES IN INTEREST..........................................30
   SECTION 10.8  GOVERNING LAW................................................30
   SECTION 10.9  ENTIRE AGREEMENT.............................................30
   SECTION 10.10 SEVERABILITY.................................................30

EXHIBITS

A        Form of Merger Agreement
B        Form of Consulting Agreement
C        Form of Warrant

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


         MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 27, 2001 (the "Agreement") is entered into by and among Brands Shopping Network, Inc., a Nevada corporation ("Brands") and the stockholders of Brands set forth on the signature pages hereof (the "Brands Principal Stockholders") on the one hand, and USA Dealers Auction.com, Inc., a Nevada corporation ("USA Dealers") on the other hand.


                                 R E C I T A L S

         WHEREAS, the Boards of Directors of Brands and USA Dealers have approved the merger of Brands with and into USA Dealers pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is intended that Brands and USA Dealers and their respective stockholders will recognize no gain or loss for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations there under as a result of the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER.

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of Nevada law, Brands shall be merged with and into USA Dealers and the separate existence of Brands shall thereupon cease. USA Dealers shall be the surviving corporation in the Merger (after the Merger, referred to as the "Surviving Corporation").

         SECTION 1.2 EFFECTIVE TIME OF THE MERGER.

         Unless this Agreement is earlier terminated pursuant to Section 8.1, the Merger shall become effective at such time (the "Effective Time") as the Merger Agreement, in the form set forth as Exhibit A-1 hereto, is filed with the Secretary of State of the State of Nevada (the "Merger Filing"); such filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 2.10.

         SECTION 1.3 NAME CHANGE.

         Immediately following the Effective Time, USA Dealers shall amend its Articles of Incorporation to change its name to "Brands Holdings, Inc.".

         SECTION 1.4 ARTICLES OF INCORPORATION; BYLAWS.

         (a) At the Effective Time, the Articles of Incorporation of USA Dealers shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

         (b) The Bylaws of USA Dealers, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         SECTION 1.5 DIRECTORS AND OFFICERS.

         The directors of USA Dealers after the Merger shall be Art Richardson, Ian Valentine, and Mark Doumani, each to hold the office of director of USA Dealers in accordance with the provisions of the applicable laws of the State of Nevada and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of USA Dealers immediately after the Effective Time shall be Art Richardson, Chief Executive Officer and President, Mark Noffke, Chief Financial Officer and Treasurer, and Karen Dillon, Secretary, each to hold office in accordance with the provisions of its Bylaws.

                                   ARTICLE II
                        CONVERSION AND PURCHASE OF SHARES

         SECTION 2.1 CONVERSION OF BRANDS SHARES IN THE MERGER.

         At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Brands each issued and outstanding share of Common Stock of Brands ("Brands Common Stock"), shall, subject to Section 2.3 hereof, be converted into the right to receive, and become exchangeable for, one share of common stock of USA Dealers ("USA Dealers Common Stock").

         SECTION 2.2 EXCHANGE OF CERTIFICATES.

         (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Brands Common Stock shall be entitled to receive in exchange therefore, upon surrender thereof to USA Dealers or to an exchange agent selected by USA Dealers (the "Exchange Agent"), a certificate or certificates theretofore representing the number of whole shares of USA Dealers Common Stock to which such holder is entitled pursuant to Section 2.1.

         (b) Promptly after the Effective Time, USA Dealers shall make available to the Exchange Agent the certificates representing shares of USA Dealers Common Stock required to effect the exchange referred to in Section 2.2(a).

         SECTION 2.3 CANCELLATION OF OPTIONS AND WARRANTS.

         At the Effective Time, each option, warrant or other right to acquire or purchase shares of Brands Common Stock (the "Options") granted by Brands shall automatically, and without any action required by the holders thereof, be cancelled and terminated.

         SECTION 2.4 NO FRACTIONAL SECURITIES.

         Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of USA Dealers Common Stock shall be issued in the Merger and no USA Dealers Common Stock dividend, stock split or interest shall relate to any fractional security. In lieu of any such fractional shares, each holder of Brands Common Stock who would otherwise have been entitled to receive a fraction of a share of USA Dealers Common Stock upon surrender of Brands Common Stock certificates for exchange pursuant to this Article II shall be entitled to receive from USA Dealers a stock certificate representing the next highest whole number of shares.

         SECTION 2.5 DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Brands Common Stock issued and outstanding immediately prior to the Effective Time that are held by a shareholder who has exercised and perfected dissenters rights for such shares in accordance with Section 300 et seq. of Chapter 92A of the Nevada Revised Statutes and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters rights ("Dissenting Shares"), shall not be converted into or represent a right to receive USA Dealers Common Stock pursuant to Section 2.1, but the holder thereof shall only be entitled to such rights as are granted by Nevada law.

         (b) Notwithstanding any provision of this Agreement to the contrary, any shares of USA Dealers Common Stock issued and outstanding immediately prior to the Effective Time that are held by a shareholder who has exercised and perfected dissenters rights for such shares in accordance with Section 300 et seq. of Chapter 92A of the Nevada Revised Statutes and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters rights ("Dissenting Shares"), shall be converted into such rights as are granted by Nevada law.

         (c) Notwithstanding the provisions of subsection (a) or (b), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of USA Dealers Common Stock to which such shareholder would otherwise be entitled under Section 2.1 upon surrender of the certificate representing such shares.

         (d) Brands shall give USA Dealers (i) prompt notice of any written demand for appraisal received by Brands pursuant to the applicable provisions of Nevada law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. USA Dealers shall not, except with the prior written consent of Brands, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

         SECTION 2.6 NO FURTHER OWNERSHIP RIGHTS IN BRANDS CAPITAL STOCK.

         All shares of USA Dealers Common Stock issued upon the surrender for exchange of shares of Brands Common Stock in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such shares of Brands Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Brands Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Brands Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         SECTION 2.7 DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE.

         Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting shareholders of either Brands or USA Dealers, as the case may be, pursuant to Nevada Law, shall be canceled.

         SECTION 2.8 TAX AND ACCOUNTING CONSEQUENCES.

         It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

         SECTION 2.9 CLOSING.

         (a) TIME AND PLACE. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Jeffers, Shaff & Falk, LLP, on the business day immediately after the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Brands and USA Dealers shall agree (the date on which the Closing occurs being the "Closing Date").

         (b) DELIVERIES BY USA DEALERS TO BRANDS. On the Closing Date, USA Dealers will deliver to Brands the following:

                  (i) a certificate from the Nevada Secretary of State as to the good standing of USA Dealers, as of a date within five (5) days of the Closing Date;

                  (ii) copies of the resolutions or consents of the Board of Directors of USA Dealers approving the Merger and the other agreements and transactions contemplated hereby, certified by the corporate secretary or assistant corporate secretary of USA Dealers, and certified copies of the resolutions or consents, in form and substance reasonably satisfactory to Brands, certified by the corporate secretary or assistant corporate secretary of USA Dealers, constituting shareholder approval of the Merger and all other agreements and transactions contemplated hereby by a majority of the shareholders of USA Dealers;

                  (iii) the officers' certificate referred to in Section 7.3(a) hereof;

                  (iv) a certificate of the corporate secretary or an assistant corporate secretary of USA Dealers certifying the name, title and true signature of each officer of USA Dealers executing any of the other documents and certificates to be delivered pursuant to or in connection with this Agreement, as applicable; and

                  (v) such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may reasonably be requested by Brands.

         (c) DELIVERIES BY BRANDS TO USA DEALERS. On the Closing Date, Brands will deliver to USA Dealers the following:

                  (i) a certificate from the Nevada Secretary of State as to the good standing of Brands, as of a date within five (5) days of the Closing Date;

                  (ii) copies of the resolutions or consents of the Board of Directors of Brands approving the Merger and the other agreements and transactions contemplated hereby, certified by the corporate secretary or assistant corporate secretary of Brands, and certified copies of the resolutions or consents, in form and substance reasonably satisfactory to USA Dealers, certified by the corporate secretary or assistant corporate secretary of Brands, constituting shareholder approval of the Merger and all other agreements and transactions contemplated hereby by a majority of the shareholders of Brands;

                  (iii) the officers' certificate referred to in Section 7.2(a) hereof;

                  (iv) a certificate of the corporate secretary or an assistant corporate secretary of Brands certifying the name, title and true signature of each officer of Brands executing any of the Agreements and the other documents and certificates to be delivered pursuant to or in connection with this Agreement;

                  (v) the executed Consulting Agreement

                  (vi) all Approvals from third parties as are required for Brands to consummate the Merger and the other transactions contemplated by the Agreements hereto; and

                  (vii) such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may be reasonably requested by USA Dealers.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BRANDS

         Brands represents and warrants to USA Dealers that on the date hereof and at the Effective Time as follows:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION.

         Brands is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Brands is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of Brands' Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to USA Dealers.

         SECTION 3.2 CAPITALIZATION.

         (a) The authorized capital stock of Brands consists of 25,000,000 shares of Brands Common Stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share. As of the date hereof, there were 17,435,000 shares of Brands Common Stock issued and outstanding as set forth on Schedule 3.2(a) hereto and no shares of preferred stock issued and outstanding. All of the issued and outstanding shares of Brands Common Stock are validly issued, fully paid, non-assessable and free of preemptive rights.

         (b) As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Brands or any subsidiary of Brands to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Brands or obligating Brands or any subsidiary of Brands to grant, extend or enter into any such agreement of commitment, except for this Agreement. There are no outstanding or authorized stock appreciation, phantom stock, stock participation, or other similar rights with respect to Brands. There are no voting trusts, proxies or other agreements or understandings to which Brands or any subsidiary of Brands is a party or is bound with respect to the voting of any shares of capital stock of Brands, except as set forth on Schedule 3.2(c) hereto.

         SECTION 3.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) Brands has full corporate power and authority to enter into this Agreement and, subject to Brands' stockholders' approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Brands of the transactions contemplated hereby, have been duly authorized by Brands' Board of Directors and no other corporate proceedings on the part of Brands are necessary to authorize the execution and delivery of this Agreement and the consummation by Brands of the transactions contemplated hereby, except for Brands' Stockholders' Approval. This Agreement has been duly and validly executed and delivered by Brands and, assuming the due authorization, execution and delivery hereof by USA Dealers constitutes a valid and binding agreement of Brands, enforceable against Brands, in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by Brands does not, and the consummation by Brands of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Brands or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of Brands or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Brands or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument obligation or agreement of any kind to which Brands or any of its subsidiaries is now a party or by which Brands or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Brands and its subsidiaries, taken as a whole.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Brands or the consummation by Brands of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Brands and its subsidiaries, taken as a whole.

         SECTION 3.4 REPORTS AND FINANCIAL STATEMENTS.

         Brands shall deliver to USA Dealers copies of its financial statements for the October 31, 2001 (the "Brands Financial Statements"). The Brands Financial Statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and shall fairly present the financial position of Brands and its subsidiaries as of the dates thereof and the results of the operations and changes in financial position for the periods then ended, subject, to normal year-end adjustments and any other adjustments described therein.

         SECTION 3.5 ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as expressly disclosed and described in the Brands Financial Statements, Brands does not have at October 31, 2001, nor has it incurred since that date, any liabilities, indebtedness, expense, claim deficiency, guarantee or obligations of any type (whether absolute, accrued, contingent, matured, unmatured or otherwise) of any nature, except liabilities, obligations or contingencies which were incurred in the ordinary course of business and as found on Exhibit 1 Liabilities.

         SECTION 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS.

         From October 31, 2001 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Brands and its subsidiaries, taken as a whole.

         SECTION 3.7 LITIGATION.

         There are no claims, suits, actions or proceedings pending or, to the knowledge of Brands, threatened against, relating to or affecting Brands or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, except as disclosed on
Schedule 3.7 hereto. Neither Brands nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Brands and its subsidiaries.

         SECTION 3.8 NO VIOLATION OF LAW.

         Neither Brands nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Brands and its subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of Brands, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

         SECTION 3.9 MATERIAL AGREEMENTS, CONTRACTS AND COMMITMENTS.

         (a) Except for the agreements set forth on Schedule 3.9, neither Brands nor any of its subsidiaries is a party to nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                  (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (iii) any fidelity or surety bond or completion bond;

                  (iv) any lease of personal property with fixed annual rental payments in excess of $10,000;

                  (v) any agreement, contract or commitment containing any covenant limiting the freedom of Brands or any of its subsidiaries to engage in any line of business or to compete with any person;

                  (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 either individually or in the aggregate;

                  (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Brands' business;

                  (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 either individually or in the aggregate;

                  (x) any construction contracts;

                  (xi) any dealer, distribution, joint marketing or development agreement;

                  (xii) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of Brands' products or services; or

                  (xiii) any other agreement, contract or commitment that involves $1,000 or more or is not cancelable without penalty within thirty (30) days.

         (b) Each of Brands and its subsidiaries is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which each of Brands and its subsidiaries is a party or by which it is bound (collectively, a "Contract"), nor is Brands or the Brands Principal Stockholders aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default there under by any party obligated to Brands or its subsidiaries pursuant thereto. Brands and its subsidiaries have obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required there under in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, Brands and its subsidiaries will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Brands or its subsidiaries would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         SECTION 3.10 TAX MATTERS.

         (a) DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (b) Tax Returns and Audits.

                  (i) As of the Effective Time, Brands and its subsidiaries will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Brands or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) As of the Effective Time, Brands and its subsidiaries (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Brands Financial Statements all Taxes attributable to the periods covered by the Brands Financial Statements and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                  (iii) Neither Brands nor any of its subsidiaries has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against Brands or any of its subsidiaries, nor has Brands or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of Brands or any of its subsidiaries is presently in progress, nor has Brands or any of its subsidiaries been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by Brands or its subsidiaries has been proposed formally or informally by any Tax authority to Brands or its subsidiaries or any representative thereof.

                  (vi) Neither Brands nor any of its subsidiaries have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Brands Financial Statements, whether asserted or unasserted, contingent or otherwise, and neither Brands nor any of its subsidiaries have incurred any liability for Taxes since the date of the Brands Financial Statements other than in the ordinary course of business.

                  (vii) Brands and its subsidiaries have made available to USA Dealers or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for Brands and its subsidiaries filed for all periods since its inception.

                  (viii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Brands or its subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (ix) Neither Brands nor the Brands Principal Stockholders have knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of Brands.

                  (x) None of Brands' or its subsidiaries assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (xi) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Brands or its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Brands or its subsidiaries as an expense under applicable law.

                  (xii) Neither Brands nor any of its subsidiaries have filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Brands or its subsidiaries.

                  (xiii) Neither Brands nor any of its subsidiaries is a party to any tax sharing, indemnification or allocation agreement nor does Brands or any of its subsidiaries owe any amount under any such agreement.

         (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which Brands or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of Brands or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

         SECTION 3.11 EMPLOYEE BENEFIT PLAN; ERISA.

         At the date hereof, Brands and its subsidiaries do not maintain or contribute to any material domestic employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Brands and its subsidiaries being referred to as the "Brands Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any Multiemployer Plan within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). Neither Brands nor its subsidiaries have any obligation to create any such plan.

         SECTION 3.12 INVESTMENT COMPANY ACT.

         Brands and each of its subsidiaries either (a) is not an "investment company", or a company "controlled" by, or an "affiliated company" with respect to, an "investment company", within the meaning of the Investment Company Act of 1940 (the "Investment Company Act") or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Brands nor any of its subsidiaries is required to be registered under the Investment Company Act.

         SECTION 3.13 LABOR CONTROVERSIES.

         There are no significant controversies pending or, to the knowledge of Brands, threatened between Brands or its subsidiaries and their employees, to the knowledge of Brands, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Brands and its subsidiaries, Brands and its subsidiaries have, to the knowledge of Brands, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, and the payment of social security and similar taxes, and no person has, to the knowledge of Brands, asserted that Brands or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         SECTION 3.14 INTERESTED PARTY TRANSACTIONS.

         Neither Brands nor any of its subsidiaries is a party to any oral or written (a) consulting or similar agreement with any present or former director, officer or employee or any entity controlled by any such person, (b) agreement with any executive officer or other key employee of Brands or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Brands or any of its subsidiaries of the nature contemplated by this Agreement, (c) agreement with respect to any executive officer or other key employee of Brands or any of its subsidiaries providing any term of employment or compensation guarantee or
(d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

         SECTION 3.15 INSURANCE.

         Schedule 3.15 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Brands or any of its subsidiaries. There is no claim by Brands or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Brands and its subsidiaries are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Brands and the Brands Principal Stockholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         SECTION 3.16 REPRESENTATIONS COMPLETE.

         None of the representations or warranties made by Brands or the Brands Principal Stockholders, nor any statement made in any Schedule or certificate furnished by Brands or the Brands Principal Stockholders pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the USA Dealers Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF USA DEALERS

         USA Dealers represents and warrants to Brands as follows:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION.

         USA Dealers is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. USA Dealers is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of USA Dealers, taken as a whole. True, accurate and complete copies of USA Dealers' Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto have heretofore been delivered to Brands.

         SECTION 4.2 CAPITALIZATION.

         (a) The authorized capital stock of USA Dealers consists of 50,000,000 shares of USA Dealers Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date hereof and before giving effect to the reverse stock split provided for in Section 7.1(b), 26,366,600 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All of the issued and outstanding shares of USA Dealers Common Stock are validly issued, fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws.

         (b) Except as set forth in Schedule 4.2(b) hereof, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating USA Dealers or any subsidiary of USA Dealers to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of USA Dealers or obligating USA Dealers to grant, extend or enter into any such agreement or commitment. Except as set forth in Schedule 4.2(b) hereof, there are no voting trusts, proxies or other agreements or understandings to which USA Dealers is a party or is bound with respect to the voting of any shares of capital stock of USA Dealers. The shares of USA Dealers Common Stock issued to stockholders of Brands in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

         SECTION 4.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) USA Dealers has full corporate power and authority to enter into this Agreement and, subject to USA Dealers' stockholders' approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by USA Dealers of the transactions contemplated hereby, have been duly authorized by USA Dealers' Board of Directors and no other corporate proceedings on the part of USA Dealers are necessary to authorize the execution and delivery of this Agreement and the consummation by USA Dealers of the transactions contemplated hereby, except for USA Dealers' stockholders' approval. This Agreement has been duly and validly executed and delivered by USA Dealers, and, assuming the due authorization, execution and delivery hereof by Brands, constitutes a valid and binding agreement of USA Dealers, enforceable against USA Dealers in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

         (b) The execution and delivery of this Agreement by USA Dealers does not, and the consummation by USA Dealers of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of USA Dealers under any of the terms, conditions or provisions of (i) the charter or bylaws of USA Dealers, (ii) subject to the receipt of USA Dealers' stockholders' approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to USA Dealers or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which USA Dealers is now a party or by which USA Dealers or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creation of liens, security interest, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospect of USA Dealers, taken as a whole.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by USA Dealers or the consummation by USA Dealers of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties assets, condition (financial or other), results of operations or prospects of USA Dealers, taken as a whole.

         SECTION 4.4 REPORTS AND FINANCIAL STATEMENTS.

         USA Dealers has previously delivered to Brands copies of its financial statements (balance sheets and statement of income) for the three months and nine months ended September 30, 2001 (the "USA Dealers Financial Statements"). The USA Dealers Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of USA Dealers as of the dates thereof and the results of the operations and changes in financial position for the periods then ended, subject, to normal year-end adjustments and any other adjustments described therein.

         SECTION 4.5 ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as expressly disclosed and described in USA Dealers' Financial Statements and on Appendix A hereto, USA Dealers did not have at September 30, 2001, and has not incurred since that date, any liabilities, indebtedness, expense, claim deficiency, guarantee or obligations of any type (whether absolute, accrued, contingent, matured, unmatured or otherwise) of any nature, except liabilities, obligations or contingencies which are accrued or reserved against in the USA Dealers' Financial Statements or reflected in the notes thereto.

         SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS.

         From September 30, 2001, through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of USA Dealers, taken as a whole.

         SECTION 4.7 LITIGATION.

         There are no claims, suits, actions or proceedings pending or, to the knowledge of USA Dealers, threatened against, relating to or affecting USA Dealers, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, except as disclosed on Schedule
4.7 hereto. USA Dealers is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of USA Dealers.

         SECTION 4.8 NO VIOLATION OF LAW.

         USA Dealers is not in violation of, or been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of USA Dealers, taken as a whole. As of the date of this Agreement, to the knowledge of USA Dealers, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

         SECTION 4.9 MATERIAL AGREEMENTS, CONTRACTS AND COMMITMENTS.

         (a) Except for the agreements set forth on Schedule 4.9 and on Appendix A hereto, USA Dealers is not a party to nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization except for the remaining balance of $35,000 to Al Tamasebi under his current consulting agreement paid at $5,000 per month.

                  (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (iii) any fidelity or surety bond or completion bond;

                  (iv) any lease of personal property with fixed annual rental payments in excess of $5,000;

                  (v) any agreement, contract or commitment containing any covenant limiting the freedom of USA Dealers to engage in any line of business or to compete with any person;

                  (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $5,000 either individually or in the aggregate;

                  (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of USA Dealers' business;

                  (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (ix) any purchase order or contract for the purchase of materials involving in excess of $5,000 either individually or in the aggregate;

                  (x) any construction contracts;

                  (xi) any dealer, distribution, joint marketing or development agreement;

                  (xii) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of USA Dealers' products or services; or

                  (xiii) any other agreement, contract or commitment that involves $1,000 or more or is not cancelable without penalty within thirty (30) days.

         (b) USA Dealers is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which USA Dealers is a party or by which it is bound (collectively, a "Contract"), nor is USA Dealers aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default there under by any party obligated to USA Dealers pursuant thereto. USA Dealers has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required there under in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, USA Dealers will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which USA Dealers would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         SECTION 4.10 TAX MATTERS.

         (a) Tax Returns and Audits.

                  (i) As of the Effective Time, USA Dealers will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to it or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) As of the Effective Time, USA Dealers (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the USA Dealers Financial Statements all Taxes attributable to the periods covered by the USA Dealers Financial Statements and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                  (iii) USA Dealers has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against USA Dealers, nor has USA Dealers or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of USA Dealers is presently in progress, nor has USA Dealers been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by USA Dealers has been proposed formally or informally by any Tax authority to USA Dealers or any representative thereof.

                  (vi) USA Dealers has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the USA Dealers Financial Statements, whether asserted or unasserted, contingent or otherwise, and USA Dealers has not incurred any liability for Taxes since the date of the USA Dealers Financial Statements other than in the ordinary course of business.

                  (vii) USA Dealers has made available to Brands or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for USA Dealers filed for all periods since its inception.

                  (viii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of USA Dealers relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (ix) USA Dealers has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of USA Dealers.

                  (x) None of USA Dealers' assets are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (xi) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of USA Dealers that, individually or collectively, could give rise to the payment of any amount that would not be deductible by USA Dealers as an expense under applicable law.

                  (xii) USA Dealers has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by USA Dealers.

                  (xiii) USA Dealers is not a party to any tax sharing, indemnification or allocation agreement, nor does USA Dealers owe any amount under any such agreement.

         (b) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which USA Dealers is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of USA Dealers that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

         SECTION 4.11 EMPLOYEE BENEFIT PLAN; ERISA.

         At the date hereof, USA Dealers does not maintain or contribute to any material domestic employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of USA Dealers being referred to as the "USA Dealers Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any Multiemployer Plan within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of
Section 413(c) of the Code). USA Dealers has no obligation to create any such plan.

         SECTION 4.12 INVESTMENT COMPANY ACT.

         USA Dealers either (a) is not an "investment company", or a company "controlled" by, or an "affiliated company" with respect to, an "investment company", within the meaning of the Investment Company Act of 1940 (the "Investment Company Act") or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, USA Dealers is not required to be registered under the Investment Company Act.

         SECTION 4.13 LABOR CONTROVERSIES.

         There are no significant controversies pending or, to the knowledge of USA Dealers, threatened between USA Dealers and its employees, to the knowledge of USA Dealers, there are no material organizational efforts presently being made involving any of the presently unorganized employees of USA Dealers, USA Dealers has, to the knowledge of USA Dealers, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, and the payment of social security and similar taxes, and no person has, to the knowledge of USA Dealers, asserted that USA Dealers is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         SECTION 4.14 ENVIRONMENTAL MATTERS.

         (a) Hazardous Material. USA Dealers has not: (i) operated any underground storage tanks at any property that USA Dealers has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of USA Dealers, or to USA Dealers' knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that USA Dealers has at any time owned, operated, occupied or leased.

         (b) Hazardous Materials Activities. USA Dealers has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time. USA Dealers has not disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         (c) Permits. USA Dealers currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Hazardous Material Activities, respectively, and other businesses of USA Dealers as such activities and businesses are currently being conducted.

         (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to USA Dealers' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. USA Dealers is not aware of any fact or circumstance that could involve USA Dealers in any environmental litigation or impose upon USA Dealers any environmental liability.

         SECTION 4.15 INSURANCE.

         Schedule 4.15 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of USA Dealers. There is no claim by USA Dealers pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and USA Dealers is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). USA Dealers has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         SECTION 4.16 REPRESENTATIONS COMPLETE.

         None of the representations or warranties made by USA Dealers, nor any statement made in any Schedule or certificate furnished by USA Dealers pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Brands shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE V
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         SECTION 5.1 CONDUCT OF BUSINESS OF USA DEALERS AND BRANDS.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of USA Dealers and Brands agree (except to the extent that the other shall otherwise consent in writing), to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and their respective Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable best efforts consistent with past practice and policies to preserve intact their respective present business organizations, keep available the services of their respective present officers and key employees and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired their respective goodwill and ongoing businesses at the Effective Time. Each party shall promptly notify the other of any event or occurrence or emergency not in the ordinary course of business.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         SECTION 6.1 ACCESS TO INFORMATION.

         (a) Brands and its subsidiaries shall afford to USA Dealers and its accountants, counsel, financial advisors and other representatives (the "USA Dealers Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) provided that no investigation pursuant to this Section 6.1(a) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. USA Dealers and each of its subsidiaries shall hold and shall use their best efforts to cause the USA Dealers Representatives to hold, and USA Dealers shall hold in strict confidence all non-public documents and information furnished to USA Dealers and its subsidiaries or to USA Dealers Representatives, as the case may be, in connection with the transactions contemplated by this Agreement. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 6.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written materials.

         (b) USA Dealers shall afford to Brands and its accountants, counsel, financial advisors and other representatives (the "Brands Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) provided that no investigation pursuant to this Section 6.1(b) shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Brands shall hold and shall use its best efforts to cause the Brands Representatives to hold, and Brands and each of its subsidiaries shall hold in strict confidence all non-public documents and information furnished to Brands or any of its subsidiaries or to Brand Representatives, as the case may be, in connection with the transactions contemplated by this Agreement. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 6.1(b) and shall not retain any copies, extracts or other reproductions in whole or in part of such written materials.

         SECTION 6.2 BRANDS AND THE BRANDS PRINCIPAL STOCKHOLDERS' APPROVAL.

         Both Brands and each of its subsidiaries shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders or pursuant to written consent and, subject to the fiduciary duties of the Board of Directors of both Brands and each of its subsidiaries under applicable law, shall use its best efforts to obtain stockholder approval and adoption (the "Brands and Subsidiary Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting shall be held as soon as practicable following the date hereof, but not later than the Closing Date. Subject to the fiduciary duties of the Board of Directors of Brands and each of its subsidiaries under applicable law, Brands and each of its subsidiaries shall, through their respective Board of Directors, recommend to its stockholders approval of the transaction contemplated by this Agreement.

         SECTION 6.3 USA DEALERS' SHAREHOLDERS' APPROVAL.

         USA Dealers shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its shareholders at a meeting of shareholders or pursuant to written consent and, subject to the fiduciary duties of the Board of Directors of USA Dealers and its subsidiaries under applicable law, shall use its best efforts to obtain shareholder approval and adoption (the "USA Dealers Shareholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting shall be held as soon as practicable following the date hereof, but not later than the Closing Date. Subject to the fiduciary duties of the Board of Directors of USA Dealers and its subsidiaries under applicable law, USA Dealers shall, through its Board of Directors, recommend to its stockholders approval of the transaction contemplated by this Agreement.

         SECTION 6.4 EXPENSES.

         Except as set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         SECTION 6.5 AGREEMENT TO COOPERATE.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders of Brands and USA Dealers.

         SECTION 6.6 PUBLIC STATEMENTS.

         The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

         SECTION 6.7 INDEMNIFICATION.

         (a) BY BRANDS. Brands agrees to indemnify and hold USA Dealers harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which USA Dealers or Brands may incur or suffer following the Closing by reason of any breach of any of the representations and warranties of Brands contained herein.

         (b) BY USA DEALERS. USA Dealers agrees to indemnify and hold Brands harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which USA Dealers or Brands may incur or suffer following the Closing by reason of any breach of any of the representations and warranties of USA Dealers contained herein.

                                  ARTICLE VII
                                   CONDITIONS

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of USA Dealers' shareholders owning a majority of USA Dealers' Common Stock entitled to vote on the Merger;

         (b) USA Dealers shall have taken all steps and filed all documents necessary to have effected prior to the Effective Time a reverse stock split of the outstanding USA Dealers Common Stock on an up to eighteen (18) to one (1) basis so that the existing shares equal eight and one half percent (8 1/2 %) of the total issued shares upon the consummation of the merger;

         (c) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (d) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger; and

         (e) All governmental consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and all consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have become final orders.

         SECTION 7.2 CONDITIONS TO OBLIGATION OF USA DEALERS TO EFFECT THE
MERGER.

         Unless waived by USA Dealers, the obligation of USA Dealers to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) Brands shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Brands contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date, and USA Dealers shall have received a certificate of the President and Secretary of Brands to that effect;

         (b) Brands has entered into a consulting agreement ("Consulting Agreement") with BET Capital Corporation that shall become effective at the Effective Time. The Consulting Agreement shall be for a period of two (2) years at a rate of Ten Thousand Dollars ($10,000) per month, payable in registered shares of USA Dealers Common Stock or the equivalent thereof;

         (c) Since the date hereof, (i) there shall have been no changes that constitute, and (ii) no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Brands and its subsidiaries, taken as a whole (exclusive of changes or events resulting from regulatory, business or economic conditions of general applicability); and

         (d) All governmental consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date.

         SECTION 7.3 CONDITIONS TO OBLIGATION OF BRANDS TO EFFECT THE MERGER.

         Unless waived by Brands, the obligation of Brands to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

         (a) USA Dealers shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of USA Dealers contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date, and Brands shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of USA Dealers to that effect;

         (b) Since the date hereof, (i) there shall have been no changes that constitute, and (ii) no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other), results of operations or prospects of USA Dealers, taken as a whole (exclusive of changes or events resulting from regulatory, business or economic conditions of general applicability); and

         (c) All governmental consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date.

                                  ARTICLE VIII
                             POST-CLOSING AGREEMENTS

         SECTION 8.1 POST CLOSING AGREEMENTS.

         Following the Effective Time, the parties agree as follows:

         (a) USA Dealers (i) agrees to arrange and pay for the filing of a registration statement covering the resale by certain shareholders of two million (2,000,000) shares, including shares owned by Ashford Capital or its assignee (ii) arrange and pay for the preparation of USA Dealers' 10-QSB for the quarter ended September 30, 2001 and the Form 8-K to be filed following the Merger, and (iii) pay to Steve Bonenberger the sum of Five Thousand Dollars ($5,000) as his consulting fee.

         (b) USA Dealers shall issue a warrant to BET Capital Corporation for the purchase of 1,000,000 of USA Dealers Common Stock at a price equal to a seventy-five percent (75%) discount from the average closing bid price of USA Dealers Common Stock for the thirty (30) trading days following the Effective Time (the "Warrant"). USA Dealers shall file a registration statement covering the resale by BET Capital Corporation of the shares underlying the Warrant. The form of warrant is attached as Exhibit C.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 TERMINATION.

         This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of USA Dealers or Brands:

         (a) by mutual consent of Brands and USA Dealers;

         (b) unilaterally by Brands if Brands is not in breach of any material agreement, covenants or representation contained in this Agreement and USA Dealers fails to perform or breaches any material agreement, covenant or representation in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to January 15, 2002;

         (c) unilaterally by USA Dealers if USA Dealers is not in breach of any material agreement, covenants or representation contained in this Agreement and Brands fails to perform or breaches any material agreement, covenant or representation in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to January 15, 2002;

         (d) by either party if any material adverse effect has occurred with respect to the other party; or

         (e) by either party if the Closing Date has not occurred by January 15, 2002; provided, however, that the right to terminate this Agreement under this
Section 9.1(e) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

         SECTION 9.2 EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either Brands or USA Dealers, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either USA Dealers, Brands, or their respective officers or directors. Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 9.3 AMENDMENT.

         This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

         SECTION 9.4 WAIVER.

         At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                               GENERAL PROVISIONS

         SECTION 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties in this Agreement shall survive the Merger for a period of one year.

         SECTION 10.2 BROKERS.

         USA Dealers represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finders' or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of USA Dealers. Brands represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Brands.

         SECTION 10.3 NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to Brands to:           110 Newport Center Drive
                                             Suite 200
                                             Newport Beach, CA 92660
                                             Attention: Mark Doumani

                  with a copy to:            Jeffers Shaff & Falk, LLP
                                             18881 Von Karman Avenue, Suite 1400
                                             Irvine, California 92612
                                             Attention: Barry D. Falk

         (b)      If to USA Dealers to:      USA Dealers Auction.com, Inc.
                                             1650 Grand Ave
                                             San Marcos, CA 92069
                                             Attention: Ali Tamasebi

                  with a copy to:            Harold P. Gewerter, Esq., LTD
                                             Convention Center Dr., Suite 1225
                                             Las Vegas, NV 89109
                                             Attention: Patrick Deparini

         SECTION 10.4 INTERPRETATION.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.5 MISCELLANEOUS.

         This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to the provisions thereof relating to conflicts of law).

         SECTION 10.6 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement

         SECTION 10.7 PARTIES IN INTEREST.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.8 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Orange County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         SECTION 10.9 ENTIRE AGREEMENT.

         This Agreement, the Exhibits hereto and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 10.10 SEVERABILITY.

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         IN WITNESS WHEREOF, Brands and USA Dealers have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                             USA DEALERS AUCTION.COM, INC.



                                             By:      /s/ Al Tamasebi
                                                --------------------------------
                                             Name:    Al Tamasebi
                                                  ------------------------------
                                             Title:   President
                                                   -----------------------------


                                             BRANDS SHOPPING NETWORK, INC.



                                             By:      /s/ Arthur Richardson
                                                --------------------------------
                                             Name:    Arthur Richardson
                                                  ------------------------------
                                             Title:   President
                                                   -----------------------------

                                    EXHIBIT A

                            FORM OF MERGER AGREEMENT

                                    EXHIBIT B

                          FORM OF CONSULTING AGREEMENT

                                    EXHIBIT C

                                 FORM OF WARRANT













                                      C-1